CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2018	$6,764,000	$871.20

November 2013 Pricing Supplement No. 1,154 Registration Statement No. 333-178081 Dated November 27, 2013 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D I N V E S T M E N T S
Opportunities in U.S. and International Equities
Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities
The securities are unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund, which we refer to as the underlying shares, is at or above 67% of its respective initial share price, which we refer to as the downside threshold level, on the related observation date.  If, however, the determination closing price of any of the underlying shares is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon.  At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.  However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1 to 1 basis, and will receive a payment at maturity that is less than 67% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 5-year term of the securities.  These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 5-year term and in exchange for the possibility of an automatic early redemption prior to maturity.  Because the payment of contingent quarterly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline of any of the underlying shares below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying shares close at or above their respective downside threshold levels.  Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much.  Investors will not participate in any appreciation of any of the underlying shares.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
FINAL TERMS
Issuer:	Morgan Stanley
Underlying shares:	iShares® Russell 2000® ETF (the “IWM Shares”), iShares® MSCI Brazil Capped ETF (the “EWZ Shares”), and the WisdomTree Japan Hedged Equity Fund (the “DXJ Shares”)
Aggregate principal amount:	$6,764,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 27, 2013
Original issue date:	December 3, 2013 (3 business days after the pricing date)
Maturity date:	November 30, 2018
Early redemption:
If, on any redemption determination date, beginning on the third scheduled business day preceding February 28, 2014, the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.
The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective initial share price on the related redemption determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.

Determination closing price:
With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:	Quarterly, on the third scheduled business day preceding each scheduled early redemption date, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:
Starting on February 28, 2014, quarterly, on the 30th day of each February, May, August and November (or in the case of February, on the last calendar day of such month); provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Contingent quarterly coupon:
A contingent quarterly coupon at an annual rate of 8.00% (corresponding to approximately $20.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.
If, on any observation date, the determination closing price of any of the underlying shares is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation date.   It is possible that one or more of the underlying shares will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold levels:
With respect to the IWM Shares, $76.012, which is equal to approximately 67% of its initial share price
With respect to the EWZ Shares, $31.155, which is equal to 67% of its initial share price
With respect to the DXJ Shares, $33.567, which is equal to 67% of its initial share price

Payment at maturity:
•  If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date
•  If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$942.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$30	$970
Total	$6,764,000	$202,920	$6,561,080
(1)
Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $30 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 35.
The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 12.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Auto-Callable Securities dated October 19, 2012    Index Supplement dated November 21, 2011    Prospectus dated November 21, 2011

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Terms continued from previous page:
Initial share price:
With respect to the IWM Shares, $113.45, which is its closing price on the pricing date
With respect to the EWZ Shares, $46.50, which is its closing price on the pricing date
With respect to the DXJ Shares, $50.10, which is its closing price on the pricing date

Coupon payment dates:
Quarterly, on the 30th day of each February, May, August and November (or in the case of February, on the last calendar day of such month), beginning February 28, 2014; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:
The third scheduled business day preceding each scheduled coupon payment date, beginning with the February 28, 2014 coupon payment date, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events.  We also refer to November 27, 2018, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date.

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61761JMV8 / US61761JMV88
Listing:	The securities will not be listed on any securities exchange.

November 2013	Page 2

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities
Principal at Risk Securities

Contingent Income Auto-Callable Securities due November 30, 2018 All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund (the “securities”) do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund, which we refer to as the underlying shares, is at or above 67% of its respective initial share price, which we refer to as the downside threshold level, on the related observation date.  If, however, the determination closing price of any of the underlying shares is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon.  At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.  However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1 to 1 basis, and will receive a payment at maturity that is less than 67% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 5-year term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	5 years
Contingent quarterly coupon:
A contingent quarterly coupon at an annual rate of 8.00% (corresponding to approximately $20.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.
If on any observation date, the determination closing price of any of the underlying shares is less than its respective downside threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly on or after February 28, 2014:
Starting on February 28, 2014, if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, beginning on the third scheduled business day preceding February 28, 2014, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Payment at maturity:
If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.
If the final share price of any of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. This amount will be less than 67% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2013	Page 3

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $942.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2013	Page 4

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.  The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 5-year term of the securities, and the payment at maturity may be less than 67% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others.  Investors receive the contingent quarterly coupon for the quarterly periods that the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods that the determination closing price of any of the underlying shares is below the respective downside threshold level(s) on the related observation date.

When each of the underlying shares closes at or above its respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity
This scenario assumes that each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date.  Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods that the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods that the determination closing price of one or more of the underlying shares is below the respective downside threshold level(s) on the related observation date.  On the final observation date, each of the underlying shares closes at or above its respective downside threshold level.  At maturity, in addition to the contingent quarterly coupon with respect to the final observation date, investors will receive the stated principal amount.

November 2013	Page 5

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity
This scenario assumes that each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date.  Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods that the determination closing price of each of the underlying shares is greater than or equal to its respective downside threshold level on the related observation date, but not for the quarterly periods that the determination closing price of one or more of the underlying shares are below the respective downside threshold level(s) on the related observation date.  On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s).  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares, which will be less than 67% of the stated principal amount and could be zero.  No coupon will be paid at maturity in this scenario.

November 2013	Page 6

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices.  Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting on February 28, 2014)

November 2013	Page 7

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

November 2013	Page 8

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly redemption determination date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date.  The actual initial share price and downside threshold level for each of the underlying shares are set forth on the cover of this document.  All payments on the securities, if any, are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:
8.00% per annum (corresponding to approximately $20.00 per quarter per security)1
With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.

Payment at Maturity
If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the IWM Shares: $100.00 With respect to the EWZ Shares: $50.00 With respect to the DXJ Shares: $50.00
Hypothetical Downside Threshold Level:
With respect to the IWM Shares: $67.00, which is 67% of its hypothetical initial share price
With respect to the EWZ Shares: $33.50, which is 67% of its hypothetical initial share price
With respect to the DXJ Shares: $33.50, which is 67% of its hypothetical initial share price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the numbers of days in the applicable payment period, calculated on a 30/360 day count basis.  The hypothetical contingent quarterly coupon of $20.00 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price			Hypothetical Contingent Quarterly Coupon
	IWM Shares	EWZ Shares	DXJ Shares
Hypothetical Observation Date 1	$80.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$35.00 (at or above its downside threshold level)	$20.00
Hypothetical Observation Date 2	$55.00 (below its downside threshold level)	$40.00 (at or above its downside threshold level)	$35.00 (at or above its downside threshold level)	$0
Hypothetical Observation Date 3	$80.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$25.00 (below its downside threshold level)	$0
Hypothetical Observation Date 4	$55.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$0

November 2013	Page 9

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

On hypothetical observation date 1, each of the underlying shares closes at or above its respective downside threshold level.  Therefore, a hypothetical contingent quarterly coupon of $20.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, two of the underlying shares close at or above their respective downside threshold levels but the other underlying shares closes below its respective downside threshold level.  Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective downside threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below its respective downside threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	IWM Shares	EWZ Shares	DXJ Shares
Example 1:	$120.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$35.00 (at or above its downside threshold level)	$1,020.00 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$120.00 (at or above its downside threshold level)	$20.00 (below its downside threshold level)	$60.00 (at or above its initial share price)	$1,000 x share performance factor of the worst performing underlying shares = $1,000 x ($20.00 / $50.00) = $400.00
Example 3:	$120.00 (at or above its downside threshold level)	$25.00 (below its downside threshold level)	$30.00 (below its downside threshold level)	$1,000 x ($25.00 / $50.00) = $500.00
Example 4:	$60.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 x ($20.00 / $50.00) = $400.00
Example 5:	$30.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$1,000 x ($30.00 / $100.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level.  Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent quarterly coupon with respect to the final observation date.

In example 2, the final share prices of two of the underlying shares are above their respective initial share prices, but the final share price of the other underlying shares is below its downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of each of the other underlying shares is below its respective downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity.  The EWZ Shares have declined 50% from their initial share price to their final share price, while the DXJ Shares have declined 40% from their initial share price to their final share price.  Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the EWZ Shares, which are worst performing underlying shares in this example.

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Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

In examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.  In example 4, the IWM Shares have declined 40% from their initial share price to their final share price, the EWZ Shares have declined 50% from their initial share price to their final share price, and the DXJ Shares have declined 60% from their initial share price to their final share price.  Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the DXJ Shares, which are the worst performing underlying shares in this example.

In example 5, the IWM Shares has declined 70% from their initial share price to their final share price, the EWZ Shares have declined 60% from their initial share price to their final share price and the DXJ Shares have declined 50% from their initial share price to their final share price.  Therefore the payment at maturity equals the stated principal amount times the share performance factor of the IWM Shares, which are the worst performing underlying shares in this example.

If the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 67% of the stated principal amount per security and could be zero.

November 2013	Page 11

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

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The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity.  If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its downside threshold level of 67% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.  In this case, the payment at maturity will be less than 67% of the stated principal amount and could be zero.

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The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities.  The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above 67% of its respective initial share price, which we refer to as the downside threshold level, on the related observation date.  If, on the other hand, the determination closing price of any of the underlying shares is lower than its respective downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date.  It is possible that the determination closing price of one or more of the underlying shares could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent quarterly coupons.  If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any.  Your return on the securities is not linked to a basket consisting of each of the underlying shares.  Rather, it will be contingent upon the independent performance of each of the underlying shares.  Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares.  Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares.  To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective downside threshold level on the applicable observation date.  In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1 to 1 basis, even if the other underlying shares have appreciated.  Under this scenario, the value of any such payment will be less than 67% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of each of the underlying shares.

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The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlying shares on the related quarterly observation date at the end of the related interest period.  Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant quarterly observation date.  As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period.  Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly observation dates, if the determination closing price of any of the underlying shares on any observation date is below its respective downside threshold level, you will receive no coupon

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Principal at Risk Securities

for the related interest period even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

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Investors will not participate in any appreciation in the price of any of the underlying shares.  Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective downside threshold level, if any.

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The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

o	whether the determination closing price of any of the underlying shares has been below its respective downside threshold level on any observation date,

o	dividend rates on the stocks constituting the share underlying indices,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the shares comprising the share underlying indices trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  The prices of one or more of the underlying shares may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment or receive a payment at maturity that is less than 67% of the stated principal amount.  There can be no assurance that the determination closing prices of all of the underlying shares will be at or above their respective downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or, with respect to the final observation date, so that you do no suffer a significant loss on your initial investment in the securities.  See “iShares® Russell 2000® ETF Overview,” “iShares® MSCI Brazil Capped ETF Overview” and “WisdomTree Japan Hedged Equity Fund Overview” below.

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The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic

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Principal at Risk Securities

redemption and at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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There are risks associated with investments, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities.  The EWZ Shares track the performance of the MSCI Brazil 25/50 Index, which is linked to the value of Brazilian equity securities, and the DXJ Shares track the performance of the WisdomTree Japan Hedged Equity Index, which is linked to the value of Japanese equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

In particular, Brazil experienced a currency crisis and a significant devaluation of its currency in 1999.  If Brazil were to experience another such significant devaluation, it would have a significant negative impact on the Brazilian equities markets which are generally tracked by the MSCI Brazil 25/50 Index and the EWZ shares.  We cannot assure you that a currency crisis or significant devaluation will not happen in the future to the Brazilian real, which would have significant negative effects on the value of the securities.

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The price of the EWZ Shares is subject to currency exchange risk. Because the price of the EWZ Shares is related to the U.S. dollar value of stocks constituting the MSCI Brazil 25/50 Index, holders of the securities will be exposed to currency exchange rate risk with respect to the Brazilian real.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  The exchange rate between the Brazilian real and the U.S. dollar is freely negotiated, but may be influenced from time to time by intervention by the Central Bank of Brazil.  From 1995 to 1999, the Central Bank of Brazil allowed the gradual devaluation of the real relative to the U.S. dollar.  In 1999, the Brazilian real suffered a currency crisis with significant devaluation.  Subsequently, the Central Bank of Brazil allowed the exchange rate to float freely, although subject to frequent intervention by the Central Bank of Brazil to manipulate the exchange rate of the Brazilian real for U.S. dollars as well as to regulate the flow of the Brazilian real into and out of the country.

Since then, the exchange rate has fluctuated considerably.  In 2009, the Brazilian real depreciated sharply against the U.S. dollar but has since recovered somewhat.  The Brazilian real is not freely convertible into foreign currencies.  While there have been some initial steps taken in the last few years to move towards a more free convertibility, the Central Bank of Brazil still requires the registration of all trades on its system (Sisbacen) among other restrictions.  In addition, the Central Bank of Brazil has been known to conduct regular interventions to smooth volatility.  Factors that might affect the likelihood of the government’s imposing exchange control restrictions include the extent of Brazil’s foreign currency reserves, the size of Brazil’s debt service burden relative to the economy as a whole, economic conditions in Brazil’s major export markets, changes in international prices of commodities, Brazil’s policy towards the International Monetary Fund, and political constraints to which Brazil may be subject.

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Principal at Risk Securities

If the U.S. dollar strengthens against the Brazilian real, the price of the EWZ Shares will be adversely affected.  If, as a result of currency fluctuations or otherwise, the EWZ Shares decline to below their downside threshold level on the final observation date, investors will lose a substantial portion or all of their investment.

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The currency hedge employed by the DXJ Shares may not sufficiently reduce its exposure to currency fluctuations.  The price of the DXJ Shares is related to the U.S. dollar value of stocks that trade in Japanese yen.  The Wisdom Tree Japan Hedged Equity Fund (the “DXJ Fund”) attempts to mitigate the impact of currency fluctuations on its performance by entering into forward currency contracts or futures contracts designed to offset its exposure to the Japanese yen.  The amount of forward contracts and futures contracts in the DXJ Fund is based on the aggregate exposure of the DXJ Fund to the Japanese yen.  However, this approach may not eliminate the exposure of the DXJ Fund to the Japanese yen.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar.

As a result, the holders of the securities will still likely be exposed to currency exchange rate risk with respect to the Japanese yen.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currency hedge strategy employed by the DXJ Fund is able to mitigate currency fluctuations and the extent to which the Japanese yen strengthens or weakens against the U.S. dollar.  If the U.S. dollar strengthens against the Japanese yen, the price of the DXJ Shares could be adversely affected and the payment at maturity on the securities may be reduced.

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The performance of the DXJ Shares will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar.  The DXJ Fund’s currency hedge strategy will likely result in lower returns in the DXJ Shares than an equivalent unhedged investment when the Japanese yen is rising relative to the U.S. dollar.  Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have any positive impact on the DXJ Shares (as compared to returns of an equivalent unhedged investment).

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The IWM Shares track the performance of the small capitalization segment of the U.S. equity market.  The IWM Shares seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index in order to track the performance of only the small capitalization segment of the U.S. equity market.  The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.  All of these factors could have an adverse effect on the value of the IWM Shares and, therefore, on the value of the securities.

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Reinvestment risk.  The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

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The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that can affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

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Principal at Risk Securities

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The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

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Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the securities.  The investment advisers to the underlying shares (with respect to the IWM Shares and the EWZ Shares, BlackRock Fund Advisors, with respect to the DXJ Shares, WisdomTree Asset Management, Inc.) (each an “Investment Adviser”), seek investment results that correspond generally to the price and yield performance, before fees and expenses, of the respective share underlying indices.  Pursuant to their investment strategies or otherwise, the Investment Advisers may add, delete or substitute the stocks composing the underlying shares.  Any of these actions

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Principal at Risk Securities

could adversely affect the price of the underlying shares and, consequently, the value of the securities.  The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices.  They may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices.  The publishers of the share underlying indices may discontinue or suspend calculation or publication of the share underlying indices at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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The underlying shares and the share underlying indices are different.  The performance of the underlying shares may not exactly replicate the performance of the share underlying indices because the underlying shares will reflect transaction costs and fees that are not included in the calculation of the share underlying indices.  It is also possible that the underlying shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying indices due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments holdings, differences in trading hours between the underlying shares and the share underlying indices or due to other circumstances.

The iShares® Russell 2000® ETF generally invests at least 90% of its assets in securities of the Russell 2000® Index and in depositary receipts representing securities of the Russell 2000® Index.  The iShares® Russell 2000® ETF may invest the remainder of its assets in securities not included in the Russell 2000® Index but which it believes will help the iShares® Russell 2000® ETF track the Russell 2000® Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser to the iShares® Russell 2000® ETF.

The iShares® MSCI Brazil Capped ETF generally invests at least 95% of, and will at all times invest at least 80% of, its assets in securities included in the MSCI Brazil 25/50 Index and in depositary receipts representing securities in such index.  It may invest the remainder of its assets in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of other iShares® funds.

The DXJ Fund generally invests at least 80% of its assets in securities of the WisdomTree Japan Hedged Equity Index.  The DXJ Fund may invest the remainder of its assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options, and swaps.  The DXJ Fund generally is expected to use a representative sampling strategy to achieve its investment objective, meaning the DXJ Fund generally will invest in a sample of securities in the WisdomTree Japan Hedged Equity Index whose risk, return and other characteristics generally resemble the risk return and other characteristics of the WisdomTree Japan Hedged Equity Index as a whole.  A representative sampling strategy generally can be expected to produce a greater tracking error.  In addition, the DXJ Fund may not be able to replicate the currency hedge strategy employed by the WisdomTree Japan Hedged Equity Index.

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Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices.  Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

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Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares.  Some of our subsidiaries also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of any of the underlying shares and, therefore, could have increased (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other

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Principal at Risk Securities

underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial share prices and the downside threshold levels, and will determine the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event, may adversely affect the payout to you upon an automatic early redemption or at maturity.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the contingent quarterly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  Because a security provides for the return of principal except where the final share price of any of the underlying shares is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. Non-U.S. Holders should note that we currently intend to withhold on any contingent quarterly coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to

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Principal at Risk Securities

which income realized by non-U.S. investors  should be subject to withholding tax.  Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Principal at Risk Securities

iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.  The iShares® Russell 2000® ETF is registered as part of the iShares Trust, a registered investment company.  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the IWM Shares is accurate or complete.

Information as of market close on November 27, 2013:

Ticker Symbol:	IWM UP
Current Stock Price:	$113.45
52 Weeks Ago:	$80.68
52 Week High (on 11/27/2013):	$113.45
52 Week Low (on 11/27/2012):	$80.68

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IWM Shares for each quarter from January 1, 2008 through November 27, 2013.  The closing price of the IWM Shares on November 27, 2013 was $113.45.  The associated graph shows the closing prices of the IWM Shares for each day from January 1, 2008 through November 27, 2013.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the IWM Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IWM Shares at any time, including the redemption determination dates or the observation dates.

iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2008
First Quarter	75.12	64.30	68.51
Second Quarter	76.17	68.47	69.03
Third Quarter	75.20	65.50	68.39
Fourth Quarter	67.02	38.58	49.27
2009
First Quarter	51.27	34.36	41.94
Second Quarter	53.19	42.82	50.96
Third Quarter	62.02	47.87	60.23
Fourth Quarter	63.36	56.22	62.26
2010
First Quarter	69.25	58.68	67.81
Second Quarter	74.14	61.08	61.08
Third Quarter	67.67	59.04	67.47
Fourth Quarter	79.22	66.94	78.23
2011
First Quarter	84.17	77.18	84.17
Second Quarter	86.37	77.77	82.80
Third Quarter	85.65	64.25	64.25
Fourth Quarter	76.45	60.97	73.69
2012
First Quarter	84.41	74.56	82.85
Second Quarter	83.79	73.64	79.65
Third Quarter	86.40	76.68	83.46
Fourth Quarter	84.69	76.88	84.29

November 2013	Page 20

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2013
First Quarter	94.80	86.65	94.26
Second Quarter	99.51	89.58	97.16
Third Quarter	107.10	98.08	106.62
Fourth Quarter (through November 27, 2013)	113.45	103.67	113.45

Shares of the iShares® Russell 2000® ETF – Daily Closing Prices January 1, 2008 to November 27, 2013

* The red solid line indicates the downside threshold level of $76.012, which is approximately 67% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the

November 2013	Page 21

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the IWM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

November 2013	Page 22

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

iShares® MSCI Brazil Capped ETF Overview

The iShares® MSCI Brazil Capped ETF is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Capped ETF.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the EWZ Shares is accurate or complete.

Information as of market close on November 27, 2013:

Ticker Symbol:	EWZ UP
Current Stock Price:	$46.50
52 Weeks Ago:	$51.39
52 Week High (on 3/8/2013):	$57.65
52 Week Low (on 8/21/2013):	$41.26

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EWZ Shares for each quarter from January 1, 2008 through November 27, 2013.  The closing price of the EWZ Shares on November 27, 2013 was $46.50.  The associated graph shows the closing prices of the EWZ Shares for each day from January 1, 2008 through November 27, 2013.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the EWZ Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the EWZ Shares at any time, including the redemption determination dates or the observation dates.

iShares® MSCI Brazil Capped ETF (CUSIP: 464287739)	High ($)	Low ($)	Period End ($)
2008
First Quarter	88.23	69.13	77.03
Second Quarter	100.47	79.84	89.59
Third Quarter	87.78	50.99	56.57
Fourth Quarter	56.25	26.89	34.90
2009
First Quarter	40.89	31.75	37.67
Second Quarter	57.95	39.30	52.97
Third Quarter	67.67	49.05	67.67
Fourth Quarter	79.73	66.03	74.61
2010
First Quarter	77.79	62.77	73.66
Second Quarter	75.73	58.61	61.96
Third Quarter	76.93	62.97	76.93
Fourth Quarter	81.58	73.84	77.40
2011
First Quarter	78.64	70.22	77.48
Second Quarter	79.78	69.57	73.35
Third Quarter	74.16	52.04	52.04
Fourth Quarter	64.51	50.89	57.39
2012
First Quarter	70.42	58.52	64.74
Second Quarter	65.36	49.07	51.80

November 2013	Page 23

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

iShares® MSCI Brazil Capped ETF (CUSIP: 464287739)	High ($)	Low ($)	Period End ($)
Third Quarter	57.06	50.03	54.05
Fourth Quarter	56.06	51.01	56.06
2013
First Quarter	57.65	53.39	54.48
Second Quarter	55.71	43.07	43.86
Third Quarter	49.73	41.26	47.91
Fourth Quarter (through November 27, 2013)	51.58	46.33	46.50

Shares of the iShares® MSCI Brazil Capped ETF – Daily Closing Prices January 1, 2008 to November 27, 2013

* The red solid line indicates the downside threshold level of $31.155, which is 67% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the EWZ Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EWZ Shares (and therefore the price of the EWZ Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EWZ Shares.

November 2013	Page 24

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EWZ Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EWZ Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The iShares® Brazil Capped ETF.  On February 11, 2013, the name of the EWZ Shares was changed from the iShares® MSCI Brazil Index Fund to the iShares® MSCI Brazil Capped Index Fund and the share underlying index of the EWZ Shares was changed from the MSCI Brazil Index to the MSCI Brazil 25/50 Index (the “index”).  The MSCI Brazil Index consists of stocks traded primarily on the BM&FBOVESPA (the Brazilian exchange).  On July 1, 2013, the name of the EWZ Shares was changed from the iShares® MSCI Brazil Capped Index Fund to the iShares® MSCI Brazil Capped ETF.

The MSCI Brazil 25/50 Index.  The MSCI Brazil 25/50 Index is designed to measure broad based equity market performance in Brazil.  The stocks eligible for inclusion in the MSCI Brazil 25/50 Index are chosen from the securities included in the MSCI Brazil Index.  A capping methodology is applied during quarterly rebalancings that limits the weight of any single component to a maximum of 25% of the index, and the sum of the components that individually constitute more than 5% of the weight of the MSCI Brazil 25/50 Index cannot exceed a maximum of 50% of the weight of the index in the aggregate.

The index uses the concept of group entities to define the 25% and 50% concentration constraints at the issuer level.  Financial accounts of listed companies holding stakes of 20% or more in other listed companies are analyzed to determine whether these stakes are controlling in nature and, consequently, whether both companies should be considered as belonging to the same group entity.  In certain cases, even in the absence of consolidated accounts, MSCI may consider two companies as belonging to the same group entity where there is reasonable evidence of control based on other information.

A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short term market movements between quarterly rebalancings.  As a result, at the point of constructing or rebalancing, the weight of any single group entity cannot exceed 22.5% of the index weight and all group entities with weight above 4.5% cannot exceed 45% of the index weight.

For more information about MSCI indices generally and the MSCI Brazil Index, please see “MSCI International Equity Indices” and “MSCI Brazil Index” in the accompanying index supplement.

BRL/USD Exchange Rates.  The following table sets forth the published high, low and end-of-quarter exchange rates for the Brazilian real (“BRL”) relative to the U.S. dollar (“USD”) for each quarter in the period from January 1, 2008 through November 27, 2013, and the related graph sets forth the daily exchange rates of the BRL relative to the U.S. dollar for the same period.

The exchange rate for the BRL is expressed as the number of Brazilian real per one U.S. dollar.  As a result, a decrease in the exchange rate means that the BRL has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer Brazilian real to purchase one U.S. dollar.   Conversely, an increase in the exchange rate means that the BRL has depreciated / weakened relative to the U.S. dollar.  This means that it takes more Brazilian real to purchase one U.S. dollar.

November 2013	Page 25

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

The historical exchange rates of the Brazilian real relative to the U.S. dollar should not be taken as an indication of future performance, and no assurance can be given as to the exchange rate on the valuation date.  Because the price of the EWZ Shares is related to the U.S. dollar value of stocks constituting the MSCI Brazil 25/50 Index, holders of the securities will be exposed to currency exchange rate risk with respect to the Brazilian real, which is the currency in which the component securities trade, and fluctuations in the exchange rate of the Brazilian real relative to the U.S. dollar will affect the value of your investment.  If the U.S. dollar strengthens against the Brazilian real, the price of the EWZ Shares will be adversely affected, and the payment at maturity on the securities may be reduced.

Brazilian real (expressed as units of BRL per 1 USD)	High	Low	Period End
2008
First Quarter	1.83	1.67	1.75
Second Quarter	1.74	1.60	1.60
Third Quarter	1.92	1.56	1.92
Fourth Quarter	2.52	1.92	2.31
2009
First Quarter	2.43	2.18	2.32
Second Quarter	2.27	1.92	1.95
Third Quarter	2.01	1.77	1.77
Fourth Quarter	1.79	1.70	1.74
2010
First Quarter	1.90	1.72	1.78
Second Quarter	1.88	1.73	1.80
Third Quarter	1.79	1.69	1.69
Fourth Quarter	1.74	1.65	1.66
2011
First Quarter	1.69	1.63	1.63
Second Quarter	1.64	1.56	1.56
Third Quarter	1.91	1.54	1.88
Fourth Quarter	1.90	1.67	1.87
2012
First Quarter	1.87	1.70	1.83
Second Quarter	2.09	1.82	2.01
Third Quarter	2.06	1.99	2.03
Fourth Quarter	2.14	2.02	2.05
2013
First Quarter	2.05	1.94	2.02
Second Quarter	2.26	1.97	2.23
Third Quarter	2.45	2.19	2.22
Fourth Quarter (through November 27, 2013)	2.33	2.15	2.33

November 2013	Page 26

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Brazilian real January 1, 2008 to November 27, 2013 (expressed as units of BRL per USD)

November 2013	Page 27

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund Overview

The WisdomTree Japan Hedged Equity Fund

The WisdomTree Japan Hedged Equity Fund (the “Fund”) is an exchange-traded fund that seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index.  The Fund generally uses a Representative Sampling Strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the share underlying index whose risk, return and other characteristics generally resemble the risk return and other characteristics of the share underlying index as a whole.  The Fund generally invests at least 80% of its assets in securities of the share underlying index.  The Fund may invest the remainder of its assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options, and swaps.  To the extent the share underlying index holds 25% or more of its total assets in the securities of a particular industry or group of industries, the Fund will concentrate its investments to approximately the same extent as the share underlying index.

To offset the exposure of the Fund to the Japanese yen, the Fund may enter into forward currency contracts or futures contracts.  The amount of forward contracts and futures contracts in the Fund is based on the aggregate exposure of the Fund to the Japanese yen.  This approach may not eliminate the exposure of the Fund to the Japanese yen.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar.

The Fund is one of the investment portfolios of WisdomTree Trust (“WTT”), a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the Commission by WTT pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333−132380 and 811-21864, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Fund is accurate or complete.

Information as of market close on November 27, 2013:

Ticker Symbol:	DXJ UP
Current Share Price:	$50.10
52 Weeks Ago:	$33.31
52 Week High (on 5/21/2013):	$52.91
52 Week Low (on 11/28/2012):	$33.27

The following graph sets forth the daily closing values of the DXJ Shares for the period from January 1, 2008 through November 27, 2013.  The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the DXJ Shares for each quarter in the same period.  The closing price of the DXJ Shares on November 27, 2013 was $50.10.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the DXJ Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the DXJ Shares at any time, including the redemption determination dates or the observation dates.

November 2013	Page 28

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Shares of the WisdomTree Japan Hedged Equity Fund — Daily Closing Prices January 1, 2008 to November 27, 2013

* The red solid line indicates the downside threshold level of $33.567, which is 67% of the initial share price.

WisdomTree Japan Hedged Equity Fund (CUSIP 97717W851)	High ($)	Low ($)	Period End ($)
2008
First Quarter	50.80	46.12	48.49
Second Quarter	53.18	47.72	49.09
Third Quarter	48.70	40.38	42.35
Fourth Quarter	42.15	30.62	39.39
2009
First Quarter	38.70	28.75	32.78
Second Quarter	38.92	33.13	37.97
Third Quarter	41.72	37.23	40.60
Fourth Quarter	40.60	37.35	39.33
2010
First Quarter	42.74	39.90	42.24
Second Quarter	42.88	35.57	35.64
Third Quarter	37.19	34.73	36.02
Fourth Quarter	38.74	34.55	38.17
2011
First Quarter	41.21	33.50	36.87
Second Quarter	37.23	34.39	36.14
Third Quarter	37.06	31.56	32.52
Fourth Quarter	33.06	30.49	31.34
2012
First Quarter	37.02	31.40	36.90
Second Quarter	36.71	30.08	33.18
Third Quarter	33.42	30.34	31.62
Fourth Quarter	36.88	30.77	36.88
2013
First Quarter	44.23	36.66	43.18
Second Quarter	52.91	40.82	45.61
Third Quarter	49.48	43.89	47.93

November 2013	Page 29

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund (CUSIP 97717W851)	High ($)	Low ($)	Period End ($)
Fourth Quarter (through November 27, 2013)	50.10	45.31	50.10

This document relates only to the securities referenced hereby and does not relate to the DXJ Shares.  We have derived all disclosures contained in this document regarding WTT from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to WTT.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding WTT is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the DXJ Shares (and therefore the price of the DXJ Shares at the time we priced the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning WTT could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the DXJ Shares.

We and/or our affiliates may presently or from time to time engage in business with WTT.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to WTT, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the DXJ Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of WTT as in your judgment is appropriate to make an informed decision with respect to an investment in the DXJ Shares.

“WisdomTree®” is a registered mark of WisdomTree Investments, Inc. (“WTI”).  The WisdomTree Japan Hedged Equity Index is the exclusive property of WTI.  The securities are not sponsored, endorsed, sold, or promoted by WTI.  WTI makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  WTI has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The WisdomTree Japan Hedged Equity Index

The WisdomTree Japan Hedged Equity Index is a stock index calculated, published and disseminated by WTI, and is designed to provide exposure to certain dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar.  For additional information see “Annex A—WisdomTree Japan Hedged Equity Index”.

November 2013	Page 30

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Share underlying indices:	With respect to the IWM Shares, the Russell 2000® Index With respect to the EWZ Shares, the MSCI Brazil 25/50 Index With respect to the DXJ Shares, the WisdomTree Japan Hedged Equity Index
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:
If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or

November 2013	Page 31

Contingent Income Auto-Callable Securities due November 30, 2018
All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Quarterly Coupon.  Any contingent quarterly coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

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Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any contingent quarterly coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the contingent quarterly coupons, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  Because a security provides for the return of principal except where the final share price of any of the underlying shares is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts

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withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any contingent quarterly coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any contingent quarterly coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to

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the IRS.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in the underlying shares, in futures and options contracts on the underlying shares or any component stocks of the share underlying indices.  Such purchase activity could have increased the initial share price of one or more of the underlying shares and, therefore, could have increased (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for

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certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

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Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $30 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other

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documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012
Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.  As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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Annex A

WisdomTree Japan Hedged Equity Index

The WisdomTree Japan Hedged Equity Index (the “Share Underlying Index”) is a stock index calculated, published and disseminated by WisdomTree Investments, Inc. (“WTI”), and is designed to provide exposure to a segment of the Japanese equity markets while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar.  The Share Underlying Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan.  By excluding companies that derive 80% or more of their revenue from Japan, the Share Underlying Index is concentrated on dividend-paying companies with a more significant non-Japan revenue base.  The companies included in the Share Underlying Index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased.  The Share Underlying Index is a currency hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the Share Underlying Index is identical to the selection and weighting methodology used for the WJD Index.

Selection Criteria

To be eligible for inclusion in the Share Underlying Index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the Share Underlying Index; (ii) market capitalization of at least $100 million as of the rebalance of the Share Underlying Index; (iii) average daily dollar volume of at least $100,000 for the three months preceding the rebalance of the Share Underlying Index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the Share Underlying Index.

Companies are weighted in the Share Underlying Index based on annual cash dividends paid.  At the time of the annual rebalance of the Share Underlying Index, the maximum weight of any single security in the Share Underlying Index is capped at 5% and the maximum weight of any one sector in the Share Underlying Index is capped at 25%.  In response to market conditions, security and sector weights may fluctuate above the specified cap between annual rebalance of the Share Underlying Index dates.  WTI, as index provider, currently uses Standard & Poor’s Global Industry Classification Standards (“S&P GICS”) to define companies in each sector.  The following sectors are included in the Share Underlying Index: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, telecommunication services, and utilities.  A sector is comprised of multiple industries. For example, the energy sector is comprised of companies in, among others, the natural gas, oil and petroleum industries.

Index Calculation

The Share Underlying Index is a currency hedged version of the WJD Index.  The index values of the WJD Index are calculated by aggregating the sum of the product of number of stocks in the Share Underlying Index for a component company, the price of such stock and the cross rate of the Japanese yen against the U.S. dollar.  This value is then adjusted by a divisor.  By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions .

The WJD Index is calculated whenever the New York Stock Exchange is open for trading.  If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes.  If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the WJD Index.  Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The Share Underlying Index is a currency hedged version of the WJD Index, and the Share Underlying Index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

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The Share Underlying Index is calculated on a daily basis and it uses to a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations.  The precise calculation for the daily hedged currency index is as follows:

Where:
•	Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar
•	Spot Rate = Spot Rate in foreign currency per U.S. dollar.
•	For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is the last day of month m-1.
•	D = total number of days in month m

Weighting

The Share Underlying Index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index.  The initial weight of a component in the Share Underlying Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”).  Special dividends are not included in the computation of weights of the Share Underlying Index.  The Cash Dividend Factor is calculated for every component in the Share Underlying Index and then summed.  The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Share Underlying Index.  The International Weighting Date is the date on which component weights are set and it occurs immediately after the close of trading on the third Wednesday of June.  New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the “International Reconstitution Date”).

The weighting of the Share Underlying Index will be modified in the event of the following weighting modification events:

(i)
Where a company achieves a weighting that is greater than or equal to 24.0% of its Share Underlying Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Share Underlying Index will be rebalanced.

(ii)
Where the collective weight of the component securities of the Share Underlying Index whose individual current weights are greater than or equal to 5.0% of the Share Underlying Index is greater than or equal to 50.0% of the Share Underlying Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Share Underlying Index at the close of the current calendar quarter.  All other components in the Share Underlying Index will also be rebalanced to reflect their relative weights before the adjustment.

(iii)	Where a sector achieves a weight that is greater than or equal to 25% of the Share Underlying Index, weight of companies will be proportionally reduced to 25% as of the annual screening date.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the calculation of the index value of the Share Underlying Index.  However, special dividends that are not reinvested in the Share Underlying Index require index divisor adjustments.

Maintenance of the Share Underlying Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions.  Some corporate actions, such as stock splits, stock dividends, and rights

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the iShares® MSCI Brazil Capped ETF and the WisdomTree Japan Hedged Equity Fund
Principal at Risk Securities

offerings require changes in the number of stocks of such constituent included in the Share Underlying Index and the stock prices of the component companies in the Share Underlying Index.  Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the Share Underlying Index or in the stock prices of the component companies in the Share Underlying Index.  Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments.  Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions.  Whenever possible, changes to the components of the Share Underlying Index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments

Changes in the market capitalization of the Share Underlying Index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the Share Underlying Index.  Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date.  In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter.  For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

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